[LETTERHEAD OF PEAT MARWICK LLP]

                                                                    EXHIBIT 23.1

The Board of Directors
Civic BanCorp:

We consent to incorporation by reference in the registration statement
(No. 33-_____) on Form S-8 of Civic BanCorp of our report dated January 18, 1995, relating to the consolidated balance sheet of Civic BanCorp and subsidiary as of December 31, 1994, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1994 annual report on Form 10-K of Civic BanCorp.


                                            /s/ KPMG Peat Marwick LLP

December 22, 1995